As filed with the Securities and Exchange Commission on July 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of principal executive offices)

Thomas M. Walker

Vice President, General Counsel & Secretary

Microvision, Inc.

6222 185th Avenue NE

Redmond, Washington 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.    ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $.001 per share	10,095,299	$2.83	$28,569,696.17	$1,594.19

(1)	This price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee and is $2.83 per share, the average of the high and low prices per share of common stock of the Registrant as reported on the Nasdaq Global Market on July 9, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion July 14, 2009

PROSPECTUS

Microvision, Inc.

Common Stock

10,095,299 Shares

This prospectus relates to the resale of up to 10,095,299 shares of our common stock including:

•	8,076,239 issued by us on June 22, 2009; and

•	2,019,060 shares that may be issued upon exercise of the warrant issued by us on June 22, 2009.

See “Private Placement of Common Stock and Warrant” for more information about the issuance of common stock and warrant.

We are registering these shares on behalf of the selling shareholder named in this prospectus to be offered and sold by them from time to time.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the “Risk Factors ” set forth herein beginning on page 2 and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our common stock is listed on the Nasdaq Global Market with the ticker symbol: “MVIS.” On July 9, 2009, the closing price of one share of our common stock on the Nasdaq Global Market was $2.79.

Our executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, business, and prospects. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

Forward-looking statements include, but are not limited to, those relating to the general direction of our business; our ability to obtain financing; market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; and the ability to achieve key technical milestones in key products.

These forward-looking statements are not guarantees of future performance. There are important factors that could cause our actual results, performance or achievements to differ materially from those contemplated, expressed or implied by such forward-looking statements, including those factors discussed in “Risk Factors” below.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly reports or other filings, including filings after the date hereof, with the Securities and Exchange Commission under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

Microvision Inc. is a leader in the development of high-resolution displays and imaging systems based on silicon micro-mirror technology. The Company’s technology has applications in a broad range of consumer, medical, industrial, professional and military products.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANT

Max Display Enterprises Limited

We entered into a securities purchase agreement dated as of June 22, 2009 (the “Purchase Agreement”) with Max Display Enterprises Limited, a limited liability company formed under the laws of the British Virgin Islands (“Max Display”) and a subsidiary of Walsin Lihwa Corporation, a corporation organized under the laws of the Republic of China. Under the terms of the Purchase Agreement, Max Display purchased 8,076,239 shares (the “Shares”) of our common stock at a price of $ 1.8573 per share. Max Display was also issued a warrant (the “Warrant”) to purchase a total of 2,019,060 shares of our common stock at an exercise price of $2.1850 per share, exercisable until June 22, 2012. We received an aggregate consideration of approximately $15 million in cash. The transaction was completed on June 22, 2009.

We also entered into a registration rights agreement, pursuant to which we have agreed to file a registration statement with respect to the Shares and the shares of our common stock issuable under the Warrant as soon as practicable and in no event later than 30 days after June 22, 2009 (the “Closing Date”), and to use our best efforts to cause the registration statement to become effective as soon as practicable thereafter, and in no event later than 120 days after the Closing Date.

USE OF PROCEEDS

All net proceeds from the sale of the shares of common stock will go to the shareholder who offers and sells them. We will not receive any proceeds from this offering. However, we would receive proceeds of approximately $4,411,646 if the warrant issued to the selling shareholder that is covered by this registration statement and outstanding as of the date of this prospectus is exercised for cash. The funds would be used for general corporate purposes.

SELLING SHAREHOLDER

In the event a selling shareholder transfers some or all of its shares to a permitted transferee, such transferee shall not be able to use this prospectus to sell shares unless and until such transferee is identified as a selling shareholder in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part.

The shares listed below represent all of the shares of our common stock that the selling shareholder currently beneficially owns, the number of shares it may offer and the number of shares it will own after the offering assuming it sells all of the shares that may be offered under this prospectus. The selling shareholder’s percentage beneficial ownership in our outstanding common stock is shown in parentheses next to the number of shares and is based on 76,162,841 shares of common stock issued and outstanding as of July 9, 2009. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Max Display Enterprises Limited.(1)	10,095,299 (12.9%)	10,095,299	0

(1)	Max Display Enterprises Limited is a limited liability company formed under the laws of the British Virgin Islands. Max Display is a subsidiary of Walsin Lihwa Corporation, a corporation organized under the laws of the Republic of China.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders. “Selling shareholders,” as used in this prospectus, includes donees and pledgees selling shares received from the named selling shareholder after the date of this prospectus. The selling shareholders may offer shares of common stock at various times in one or more of the following transactions:

•	in the over-the-counter market;

•	in private transactions other than in the over-the-counter market;

•	in connection with short sales of the shares of common stock;

•	by pledge to secure debts and other obligations;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	in a combination of any of the above transactions.

A selling shareholder may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

A selling shareholder may use broker-dealers to sell its shares. If this happens, broker-dealers may receive discounts, concessions or commissions from the selling shareholder, or they may receive commissions from purchasers of shares for whom they acted as agents.

A selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

If the selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $40,594 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

•	Our annual report on Form 10-K for the year ended December 31, 2008, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 30, 2009;

•	Our quarterly report on Form 10-Q filed with the SEC on May 7, 2009;

•	Our current report on Form 8-K filed with the SEC on June 24, 2009;

•	Any other filings we make pursuant to the Exchange Act after the filing date of the initial registration statement and prior to effectiveness of the registration statement; and

•

The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Microvision, Inc.
6222 185th Avenue NE
Redmond, Washington 98052
Attention: Investor Relations
(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL OPINION

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

SEC Registration Fee	$1,594
Blue Sky Fees and Expenses*	1,000
Legal Fees and Expenses*	15,000
Printing Expenses*	8,000
Accounting Fees and Expenses*	10,000
Miscellaneous*	5,000
Total Expenses	$40,594

*	Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate provides that the Company’s Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s Certificate further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16. Exhibits

Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set fort in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-l or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 14th day of July, 2009.

MICROVISION, INC.

By:	/s/ THOMAS M. WALKER
Name:	Thomas M. Walker
Title:	Vice President, General Counsel & Secretary

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of July, 2009.

Signature	Title

/s/ Alexander Tokman Alexander Tokman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeff T. Wilson Jeff Wilson	Chief Financial Officer (Principal Financial Officer)

/s/ * Richard A. Cowell	Director

/s/ * Slade Gorton	Director

/s/ * Marc Onetto	Director

/s/ * Jeanette Horan	Director

/s/ * Brian Turner	Director

*By: /s/ Thomas M. Walker
Attorney-in-Fact

EXHIBIT INDEX

Number	Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.